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                                                                    EXHIBIT 10.3


                                     [Portions herein identified by ** have been
                                  omitted pursuant to a request for confidential
                                   treatment and have been filed separately with
                                      the Commission pursuant to Rule 406 of the
                                             Securities Act of 1933, as amended]



[Travel Channel Letterhead]

                                       April 12, 2004

World Poker Tour, L.L.C.
Attn:  Steve Lipscomb
1041 North Formosa Avenue
Formosa Building, Suite 99
West Hollywood, CA  90046

         Re:   Contract #:WPT003/ACQ/TRV/LG/RWR/CG

Dear Steve:

         Reference is made to the agreement between TRAVEL CHANNEL, L.L.C. ("TRV") and WORLD POKER TOUR, L.L.C., dated August 22, 2003 (the "Agreement"). Except as otherwise defined herein, any capitalized terms used in this letter will have the meanings set forth in the Agreement. DCI hereby exercises its Option pursuant to paragraph four (4) of the Agreement to require Producer to produce and deliver to TRV an additional season of the Program of thirteen Episodes (13 x 120 minutes) (i.e., an "Additional Series Order"). Accordingly, TRV shall prepare an amendment incorporating the Production and Payment Schedules for the Additional Series Order and pay the License Fee (i.e., $ ** per Program) in accordance with the terms of the Agreement. Please note, TRV may be ordering fourteen (14) episodes for the Additional Series Order.

                                       Very truly yours,

                                       TRAVEL CHANNEL, L.L.C.



                                       By:  /s/ Rick Rodriguez
                                            ----------------------

                                       Its: EVP & General Manager Travel
                                            Channel